UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

EQT Infrastructure Company LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56691	99-3884445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 34th Floor New York, NY	10167
(Address of principal executive offices)	(Zip Code)

(917) 281-0850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2026, EQT Infrastructure Company LLC (the “Company”) entered into a Dealer-Manager Agreement (the “Dealer-Manager Agreement”) with EQT Partners BD, LLC (the “Dealer-Manager”), an affiliate of EQT AB and the Company.

Pursuant to the Dealer-Manager Agreement, the Dealer-Manager will solicit sales of the Company’s shares authorized for issue in accordance with the Company’s confidential Private Placement Memorandum (the “PPM”) and will provide certain administrative and shareholder services to the Company, subject to the terms and conditions set forth in the Dealer-Manager Agreement. The Dealer-Manager will receive certain front-end sales charges, distribution fees, servicing fees and certain other fees as described in the PPM.

The foregoing summary description of the Dealer-Manager Agreement does not purport to be complete and is qualified in its entirety by reference to the Dealer-Manager Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On January 11, 2026, Suzanne Donohoe, Chairperson of the Company, notified the Board of Directors (the “Board”) of the Company of her decision to resign from the Board, effective as of January 14, 2026. The resignation of Ms. Donohoe was not the result of any disagreement with the Company, the Company’s management, or any other member of the Board.

Director Appointment

In connection with the resignation of Ms. Donohoe, on January 14, 2026, pursuant to a written consent, EQT Holdings AB, the holder of all outstanding Class Q Shares of the Company, appointed Kim Henriksson as a director of the Board, effective as of January 14, 2026, to fill the vacancy created by such resignation, to serve until his successor is duly appointed and qualified or earlier resignation, removal or other cessation.

Mr. Henriksson, a member of the EQT Executive Committee, joined EQT AB in October 2018 as Chief Financial Officer. Prior to joining EQT AB, Mr. Henriksson was a Partner and Corporate Finance Advisor at Access Partners. Between 2010 and 2015, he served as Chief Financial Officer of Munksjö, a listed specialty paper company. Earlier in his career, Mr. Henriksson spent more than a decade at Morgan Stanley, where he was a member of the Nordic M&A team and ultimately served as a Managing Director before leaving the firm. Mr. Henriksson has served on several boards, including as a board member of EQT Partners Aktiebolag and Altia Oyj, a Nordic alcoholic beverages company. Mr. Henriksson holds a Master of Science in Economics from Hanken School of Economics in Helsinki, Finland. Mr. Henriksson’s extensive knowledge of EQT’s business and operations and his prior experience in a variety of senior leadership roles at large companies provide significant value to the Board.

The Company has entered into an indemnification agreement with Mr. Henriksson in substantially the same form of agreement that the Company has entered with its directors and executive officers.

Mr. Henriksson (i) has no arrangements or understandings with any other person pursuant to which he was selected as a director and (ii) there are no transactions between Mr. Henriksson and the Company required to be reported under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 14, 2026, by a written consent, EQT Holdings AB, an indirect subsidiary of EQT AB and the Company’s sole Class Q Member, approved the appointment of Mr. Henriksson as a director, as described under Item 5.02 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Dealer-Manager Agreement, dated as of January 9, 2026, by and between EQT Infrastructure Company LLC and EQT Partners BD, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2026	EQT Infrastructure Company LLC

	By:	/s/ Bethany Oleynick
	Name:	Bethany Oleynick
	Title:	Legal Director and Secretary